                                                                    EXHIBIT 4.20













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                FORM OF PREFERRED SECURITIES GUARANTEE AGREEMENT
                        KELLOGG COMPANY CAPITAL TRUST __









                        Dated as of _____________, 20___




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

                             CROSS REFERENCE TABLE*


Section of Trust                                                                                           Section of
Indenture Act of                                                                                           Guarantee
1939, as amended                                                                                           Agreement
----------------                                                                                           ---------
310(a)..........................................................................................                  4.1(a)
310(b)..........................................................................................                  4.1(c)
310(c)..........................................................................................           Inapplicable
311(a)..........................................................................................                  2.2(b)
311(b)..........................................................................................                  2.2(b)
311(c)..........................................................................................           Inapplicable
312(a)..........................................................................................                  2.2(a)
312(b)..........................................................................................                  2.2(b)
312(c)..........................................................................................                    2.9
313(a)..........................................................................................                    2.3
313(b)..........................................................................................                    2.3
313(c)..........................................................................................                    2.3
313(d)..........................................................................................                    2.3
314(a)..........................................................................................                    2.4
314(b)..........................................................................................           Inapplicable
314(c)..........................................................................................                    2.5
314(d)..........................................................................................           Inapplicable
314(e)..........................................................................................                    2.5
314(f)..........................................................................................           Inapplicable
315(a)..........................................................................................          3.1(d); 3.2(a)
315(b)..........................................................................................                  2.7(a)
315(c)..........................................................................................                  3.1(c)
315(d)..........................................................................................                  3.1(d)
316(a)..........................................................................................             2.6; 5.4(a)
317(a)..........................................................................................              2.10; 5.4
318(a)..........................................................................................                  2.1(b)

-------------------
* This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not have any bearing upon the interpretation of any of its terms or provisions.

                               TABLE OF CONTENTS



ARTICLE I INTERPRETATION AND DEFINITIONS..........................................................................1
         SECTION 1.1       Interpretation and Definitions.........................................................1

ARTICLE II TRUST INDENTURE ACT....................................................................................4
         SECTION 2.1       Trust Indenture Act; Application.......................................................4
         SECTION 2.2       Lists of Holders of Preferred Securities...............................................4
         SECTION 2.3       Reports by Preferred Guarantee Trustee.................................................5
         SECTION 2.4       Periodic Reports to Preferred Guarantee Trustee........................................5
         SECTION 2.5       Evidence of Compliance with Conditions Precedent.......................................5
         SECTION 2.6       Guarantee Event of Default; Waiver.....................................................5
         SECTION 2.7       Guarantee Event of Default; Notice.....................................................5
         SECTION 2.8       Conflicting Interests..................................................................6

ARTICLE III POWERS, DUTIES AND RIGHTS OF PREFERRED GUARANTEE TRUSTEE..............................................6
         SECTION 3.1       Powers and Duties of Preferred Guarantee Trustee.......................................6
         SECTION 3.2       Certain Rights of Preferred Guarantee Trustee.........................................11
         SECTION 3.3       Not Responsible for Recitals or Issuance of Guarantee.................................10

ARTICLE IV PREFERRED GUARANTEE TRUSTEE...........................................................................10
         SECTION 4.1       Preferred Guarantee Trustee; Eligibility..............................................11
         SECTION 4.2       Appointment, Removal and Resignation of Preferred Guarantee Trustee...................11

ARTICLE V GUARANTEE..............................................................................................12
         SECTION 5.1       Guarantee.............................................................................12
         SECTION 5.2       Waiver of Notice and Demand...........................................................12
         SECTION 5.3       Obligations Not Affected..............................................................12
         SECTION 5.4       Rights of Holders.....................................................................13
         SECTION 5.5       Guarantee of Payment..................................................................14
         SECTION 5.6       Subrogation...........................................................................14
         SECTION 5.7       Independent Obligations...............................................................14
         SECTION 5.8       Waiver Under Indenture and Declaration................................................14

ARTICLE VI LIMITATION OF TRANSACTIONS; SUBORDINATION.............................................................14
         SECTION 6.1       Limitation of Transactions............................................................14
         SECTION 6.2       Ranking...............................................................................15

ARTICLE VII TERMINATION..........................................................................................15
         SECTION 7.1       Termination...........................................................................15

ARTICLE VIII INDEMNIFICATION.....................................................................................15
         SECTION 8.1       Exculpation...........................................................................15
         SECTION 8.2       Indemnification.......................................................................16

ARTICLE IX INTENTIONALLY OMITTED.................................................................................16

ARTICLE X MISCELLANEOUS..........................................................................................16
         SECTION 10.1      Successors and Assigns................................................................16
         SECTION 10.2      Amendments............................................................................16
         SECTION 10.3      Notices...............................................................................16
         SECTION 10.4      Benefit...............................................................................17
         SECTION 10.5      Governing Law.........................................................................17

                FORM OF PREFERRED SECURITIES GUARANTEE AGREEMENT

         This GUARANTEE AGREEMENT (the "Preferred Securities Guarantee"), dated as of ________________, 20___ is executed and delivered by Kellogg Company, a Delaware corporation (the "Guarantor"), and [_______________________], as trustee (the "Preferred Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Kellogg Company Capital Trust __, a Delaware statutory business trust (the "Issuer").

         WHEREAS, pursuant to the Declaration (as defined herein), the Issuer is issuing up to [_____________] preferred securities, having an aggregate liquidation amount of [$____________] designated the [____%] Preferred Securities (the "Preferred Securities").

         WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guarantee, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guarantee for the benefit of the Holders.

                                   ARTICLE I
                         INTERPRETATION AND DEFINITIONS

         SECTION 1.1 Interpretation and Definitions.

         In this Preferred Securities Guarantee, unless the context otherwise requires:

         (a) capitalized terms used in this Preferred Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1 or as otherwise defined herein;

         (b) a term defined anywhere in this Preferred Securities Guarantee has the same meaning throughout;

         (c) all references to "the Preferred Securities Guarantee" or "this Preferred Securities Guarantee" are to this Preferred Securities Guarantee as modified, supplemented or amended from time to time;

         (d) all references in this Preferred Securities Guarantee to Articles and Sections are to Articles and Sections of this Preferred Securities Guarantee, unless otherwise specified;

         (e) a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guarantee unless otherwise defined in this Preferred Securities Guarantee or unless the context otherwise requires; and

         (f) a reference to the singular includes the plural and vice versa.

         "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

         "Base Indenture" means the Indenture dated _____________, 20___ among the Guarantor (the "Debenture Issuer") and [_______________________], as trustee.

         "Business Day" means any day other than a day on which banking institutions in [____________] or in the city of the Corporate Trust Office are authorized or required by law to close.

         "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

         "Corporate Trust Office" means the office of the Preferred Guarantee Trustee at which the corporate trust business of the Preferred Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Preferred Securities Guarantee is located at [__________________________________] Attention: [________________].

         "Covered Person" means any Holder or beneficial owner of Preferred Securities.

         "Debentures" means the series of subordinated debentures to be issued by the Guarantor designated the [____%] Subordinated Debentures due [_____] held by the Property Trustee (as defined in the Declaration) of the Issuer.

         "Declaration" means the Amended and Restated Declaration of Trust, dated as of ________________, 20___ as amended, modified or supplemented from time to time, among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the Holders from time to time of undivided beneficial interests in the assets of the Issuer.

         "Guarantee Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Preferred Securities Guarantee.

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on the Preferred Securities to the extent the Issuer shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price") to the extent the Issuer has funds available therefor, with respect to any Preferred Securities called for redemption by the Issuer and
(iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Preferred Securities as provided in the

Declaration or the redemption of all the Preferred Securities upon maturity or redemption of the Debentures as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer shall have funds available therefor or (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an Event of Default (as defined in the Declaration) has occurred and is continuing, the rights of holders of the Common Securities to receive payments are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments under this Preferred Securities Guarantee.

         "Holder" shall mean any holder, as registered on the books and records of the Issuer of any Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor; provided further, that in determining whether the Holders of the requisite liquidation amount of Preferred Securities have voted on any matter provided for in this Preferred Securities Guarantee, then for the purpose of such determination only (and not for any other purpose hereunder), if the Preferred Securities remain in the form of one or more Global Certificates (as defined in the Declaration), the term "Holders" shall mean the holder of the Global Certificate acting at the direction of the Preferred Security Beneficial Owners (as defined in the Declaration).

         "Indemnified Person" means the Preferred Guarantee Trustee, any Affiliate of the Preferred Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Preferred Guarantee Trustee.

         "Indenture" means the Base Indenture and any indenture supplemental thereto pursuant to which the Debentures are to be issued to the Property Trustee (as defined in the Declaration) of the Issuer.

         "Majority in Liquidation Amount of the Preferred Securities" means, except as provided in the terms of the Preferred Securities or by the Trust Indenture Act, Holder(s) of outstanding Preferred Securities, voting separately as a class, who are the record holders of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Preferred Securities. In determining whether the Holders of the requisite amount of Preferred Securities have voted, Preferred Securities which are owned by the Guarantor or any Affiliate of the Guarantor or any other obligor on the Preferred Securities shall be disregarded (to the extent known to be so owned by the Preferred Guarantee Trustee) for the purpose of any such determination.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers (as defined in the Declaration) of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guarantee shall include: (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto; (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;
(c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Preferred Guarantee Trustee" means [_______________________] until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee and thereafter means each such Successor Preferred Guarantee Trustee.

         "Responsible Officer" means, with respect to the Preferred Guarantee Trustee, any officer whose principal office is the Corporate Trust Office of the Preferred Guarantee Trustee, including any vice-president, any assistant vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer or other officer whose principal office is the Corporate Trust Office of the Preferred Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Successor Preferred Guarantee Trustee" means a successor Preferred Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.1.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

                                   ARTICLE II
                               TRUST INDENTURE ACT

         SECTION 2.1 Trust Indenture Act; Application.

         (a) This Preferred Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Preferred Securities Guarantee and shall, to the extent applicable, be governed by such provisions.

         (b) If and to the extent that any provision of this Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         SECTION 2.2 Lists of Holders of Preferred Securities.

         (a) The Guarantor shall provide the Preferred Guarantee Trustee with a list, in such form as the Preferred Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Preferred Securities ("List of Holders"), (i) within ten Business Days after

January 1 and June 30 of each year and current as of such date and (ii) at any other time, within 30 days of receipt by the Guarantor of a written request from the Preferred Guarantee Trustee for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Preferred Guarantee Trustee; provided, that the Guarantor shall not be obligated to provide such List of Holders at any time when the List of Holders does not differ from the most recent List of Holders given to the Preferred Guarantee Trustee by the Guarantor. The Preferred Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it, provided that it may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b) The Preferred Guarantee Trustee shall comply with its obligations under Section 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

         SECTION 2.3 Reports by Preferred Guarantee Trustee. Within 60 days after __________of each year (commencing with the year of the first anniversary of the issuance of the Preferred Securities), the Preferred Guarantee Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

         SECTION 2.4 Periodic Reports to Preferred Guarantee Trustee. The Guarantor shall provide to the Preferred Guarantee Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

         SECTION 2.5 Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Preferred Guarantee Trustee such evidence of compliance with any conditions precedent provided for in this Preferred Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

         SECTION 2.6 Guarantee Event of Default; Waiver. The Holders of a Majority in Liquidation Amount of the Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Guarantee Event of Default and its consequences. Upon such waiver, any such Guarantee Event of Default shall cease to exist, and any Guarantee Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Guarantee Event of Default or impair any right consequent thereon.

         SECTION 2.7 Guarantee Event of Default; Notice.

         (a) The Preferred Guarantee Trustee shall, within 90 days after the occurrence of a Guarantee Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Preferred Securities, notices of all Guarantee Events of Default actually known to a Responsible

Officer of the Preferred Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided, that the Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Preferred Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

         (b) The Preferred Guarantee Trustee shall not be deemed to have knowledge of any Guarantee Event of Default unless the Preferred Guarantee Trustee shall have received written notice thereof, or a Responsible Officer of the Preferred Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge thereof.

         SECTION 2.8 Conflicting Interests. The Declaration shall be deemed to be specifically described in this Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                   ARTICLE III
            POWERS, DUTIES AND RIGHTS OF PREFERRED GUARANTEE TRUSTEE

         SECTION 3.1 Powers and Duties of Preferred Guarantee Trustee.

         (a) This Preferred Securities Guarantee shall be held by the Preferred Guarantee Trustee on behalf of the Issuer for the benefit of the Holders of the Preferred Securities, and the Preferred Guarantee Trustee shall not transfer this Preferred Securities Guarantee to any Person except a Holder of Preferred Securities exercising the rights of such Holder pursuant to Section 5.4(b) or to a Successor Preferred Guarantee Trustee on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee in and to this Preferred Securities Guarantee shall automatically vest in any Successor Preferred Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

         (b) If a Guarantee Event of Default actually known to a Responsible Officer of the Preferred Guarantee Trustee has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Preferred Securities Guarantee for the benefit of the Holders of the Preferred Securities.

         (c) The Preferred Guarantee Trustee, before the occurrence of any Guarantee Event of Default and after the curing of all Guarantee Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee. In case a Guarantee Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs.

         (d) No provision of this Preferred Securities Guarantee shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Guarantee Event of Default and after the curing or waiving of all such Guarantee Events of Default that may have occurred:

                           (A) the duties and obligations of the Preferred Guarantee Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee, and the Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee; and

                           (B) in the absence of bad faith on the part of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Preferred Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guarantee;

                  (ii) the Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guarantee Trustee, unless it shall be proved that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee; and

                  (iv) no provision of this Preferred Securities Guarantee shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there are reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to the Preferred Guarantee Trustee under the terms of this Preferred Securities Guarantee or indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against such risk or liability is not reasonably assured to it.

         SECTION 3.2 Certain Rights of Preferred Guarantee Trustee.

         (a) Subject to the provisions of Section 3.1:

                  (i) The Preferred Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (ii) Any direction or act of the Guarantor contemplated by this Preferred Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate.

                  (iii) Whenever, in the administration of this Preferred Securities Guarantee, the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                  (iv) The Preferred Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or reregistration thereof).

                  (v) Before the Preferred Guarantee Trustee acts or refrains from acting, the Preferred Guarantee Trustee may consult with counsel and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Preferred Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guarantee from any court of competent jurisdiction.

                  (vi) The Preferred Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guarantee at the request or direction of any Holder, unless such Holder shall have offered to the Preferred Guarantee Trustee such security and indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Preferred Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Guarantee Trustee; provided that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Preferred Guarantee Trustee, upon the occurrence of a Guarantee Event of Default, of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guarantee.

                  (vii) The Preferred Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (viii) The Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  (ix) Any action taken by the Preferred Guarantee Trustee or its agents hereunder shall bind the Holders of the Preferred Securities, and the signature of the Preferred Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Preferred Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Preferred Securities Guarantee, both of which shall be conclusively evidenced by the Preferred Guarantee Trustee's or its agent's taking such action.

                  (x) Whenever in the administration of this Preferred Securities Guarantee the Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee Trustee (i) may request instructions from the Holders of a Majority in Liquidation Amount of the Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

                  (xi) The Preferred Guarantee Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                  (xii) The permissive rights of the Preferred Guarantee Trustee to do things enumerated in this Indenture shall not be construed as a duty.

         (b) No provision of this Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty.

         SECTION 3.3 Not Responsible for Recitals or Issuance of Guarantee. The recitals contained in this Preferred Securities Guarantee shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Guarantee Trustee makes no representation as to the validity or sufficiency of this Preferred Securities Guarantee.

                                   ARTICLE IV
                           PREFERRED GUARANTEE TRUSTEE

         SECTION 4.1 Preferred Guarantee Trustee; Eligibility.

         (a) There shall at all times be a Preferred Guarantee Trustee which shall:

                  (i)      not be an Affiliate of the Guarantor; and

                  (ii) be a corporation or trust company organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 25 million U.S. dollars ($25,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation or trust company publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

         (c) If the Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         (d) Any corporation into which the Preferred Guarantee Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Preferred Guarantee Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Preferred Guarantee Trustee, shall be a Successor Preferred Guarantee Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         SECTION 4.2 Appointment, Removal and Resignation of Preferred Guarantee Trustee.

         (a) Subject to Section 4.2(b), the Preferred Guarantee Trustee (or Successor Preferred Guarantee Trustee, as the case may be) may be appointed or removed without cause at any time by the Guarantor.

         (b) The Preferred Guarantee Trustee (or Successor Preferred Guarantee Trustee, as the case may be) shall not be removed in accordance with Section 4.2(a) until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor.

         (c) The Preferred Guarantee Trustee (or Successor Preferred Guarantee Trustee, as the case may be) appointed to office shall hold office until a Successor Preferred Guarantee Trustee shall have been appointed or until its removal or resignation. The Preferred Guarantee Trustee (or Successor Preferred Guarantee Trustee, as the case may be) may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee (or Successor Preferred Guarantee Trustee, as the case may be) and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee (or Successor Preferred Guarantee Trustee, as the case may be).

         (d) If no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Preferred Guarantee Trustee (or Successor Preferred Guarantee Trustee, as the case may be) may petition any court of competent jurisdiction for appointment of a Successor Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee Trustee.

         (e) No Preferred Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Preferred Guarantee Trustee.

         (f) Upon termination of this Preferred Securities Guarantee or removal or resignation of the Preferred Guarantee Trustee (or Successor Preferred Guarantee Trustee, as the case may be) pursuant to this Section 4.2, the Guarantor shall pay to the Preferred Guarantee Trustee (or Successor Preferred Guarantee Trustee, as the case may be) all amounts owing for fees and reimbursement of expenses which have accrued to the date of such termination, removal or resignation.

                                    ARTICLE V
                                    GUARANTEE

         SECTION 5.1 Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, to the Holders of record as of the date upon which such Guarantee Payments are due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

         SECTION 5.2 Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of this Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands. Notwithstanding anything to the contrary herein, the Guarantor retains all of its rights to (i) extend the interest payment period on the Debentures and the Guarantor shall not be obligated hereunder to make any Guarantee Payments during any extended interest payment period with respect to the Distributions (as defined in the Declaration) on the Preferred Securities and (ii) redeem or change the maturity date of the Debentures, in each case to the extent permitted by the Indenture.

         SECTION 5.3 Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guarantee shall be absolute and unconditional and shall remain in full force and effect until the entire liquidation amount of all outstanding Preferred Securities shall have been paid and such obligation shall in no way be affected or impaired by reason of the happening from time to time of any event, including without limitation, the following, whether or not with notice to, or the consent of, the
Guarantor:

         (a) The release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

         (b) The extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any change to the maturity date of the Debentures permitted by the Indenture);

         (c) Any failure, omission, delay or lack of diligence on the part of the Property Trustee or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Property Trustee or the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

         (d) The voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

         (e) Any invalidity of, or defect or deficiency in, the Preferred Securities;

         (f) The settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

         (g) Any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Preferred Guarantee Trustee or the Holders to give notice to, or obtain consent of, the Guarantor or any other Person with respect to the happening of any of the foregoing. No set-off, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature that the Guarantor has or may have against any Holder shall be available hereunder to the Guarantor against such Holder to reduce the payments to it under this Preferred Securities Guarantee.

         SECTION 5.4 Rights of Holders.

         (a) The Holders of a Majority in Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee.

         (b) If the Preferred Guarantee Trustee fails to enforce this Preferred Securities Guarantee, then any Holder of Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce the Preferred Guarantee Trustee's rights under this Preferred Securities Guarantee without first instituting a legal proceeding against the Issuer, the Preferred Guarantee Trustee or any other Person or entity. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder of Preferred Securities may directly institute a proceeding against the Guarantor for enforcement of the Preferred Securities Guarantee for such payment to the Holder of the Preferred Securities of the principal of or interest on the Debentures on or after the respective due dates specified in the Debentures, and the amount of the payment will be based on the Holder's pro rata share of the amount due and owing on all of the Preferred

Securities. The Guarantor hereby waives any right or remedy to require that any action on this Preferred Securities Guarantee be brought first against the Issuer or any other Person or entity before proceeding directly against the Guarantor.

         SECTION 5.5 Guarantee of Payment. This Preferred Securities Guarantee creates a guarantee of payment and not of collection.

         SECTION 5.6 Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders of Preferred Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Preferred Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Preferred Guarantee Trustee for the benefit of the Holders.

         SECTION 5.7 Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

         SECTION 5.8 Waiver Under Indenture and Declaration. Any waiver by the Holders of any right under the Indenture or the Declaration shall constitute a waiver of their rights hereunder to the full extent of such waiver.

                                   ARTICLE VI
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

         SECTION 6.1 Limitation of Transactions. So long as any Preferred Securities remain outstanding, if there shall have occurred a Guarantee Event of Default or an event of default under the Declaration, then, prior to the payment of all accrued interest on outstanding Debentures, the Guarantor may not (a) declare or pay dividends on, make a distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, (b) make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities issued by the Guarantor that rank equal with or junior to the Debentures or (c) make guarantee payments with respect to the foregoing (other than as set forth in this Preferred Securities Guarantee); provided, however, that the restriction in clause (a) does not apply to (i) purchases or acquisitions of the Guarantor's capital stock in connection with the satisfaction of its obligations under any employee benefit plans, stock option plans, employee stock purchase plans or direct reinvestment plans as may be in effect from time to time or the satisfaction of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Guarantor to purchase its capital stock (other than a contractual obligation ranking equal with or junior to the Debentures), (ii) reclassifications of the

Guarantor's capital stock or the exchange or conversion of one class or series of the Guarantor's capital stock, provided that such reclassification, exchange or conversion does not result in a change in the priority vis-a-vis the Preferred Securities of any class or series of capital stock that is being so reclassified or that is the subject of such exchange or conversion, (iii) purchases of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security bring converted or exchanged, (iv) stock dividends paid by the Guarantor where the dividend stock is the same stock as that on which the dividend is being paid or (v) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of capital stock of any class or series under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto.

         SECTION 6.2 Ranking. This Preferred Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, except those liabilities of the Guarantor made equal or subordinate by their terms, (ii) equal with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, (iii) senior to the Guarantor's common stock and
(iv) effectively subordinated to the liabilities and obligations of the Guarantor's Subsidiaries to the same extent as the Debentures as described in the Indenture. If an Event of Default has occurred and is continuing under the Declaration, the rights of the holders of the Common Securities to receive any payments shall be subordinated to the rights of the Holders of Preferred Securities to receive Guarantee Payments hereunder.

                                   ARTICLE VII
                                   TERMINATION

         SECTION 7.1 Termination. This Preferred Securities Guarantee shall terminate upon (i) full payment of the Redemption Price of all Preferred Securities, (ii) upon the distribution of the Debentures to the Holders of all of the Preferred Securities or (iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guarantee.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         SECTION 8.1 Exculpation.

         (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

         (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.

         SECTION 8.2 Indemnification. The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Preferred Securities Guarantee.

                                   ARTICLE IX
                              INTENTIONALLY OMITTED

                                    ARTICLE X
                                  MISCELLANEOUS

         SECTION 10.1 Successors and Assigns. All guarantees and agreements contained in this Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

         SECTION 10.2 Amendments. Except with respect to any changes that do not adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this Preferred Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of, and action by written consent of, the Holders of the Securities apply to the giving of such approval.

         SECTION 10.3 Notices. All notices provided for in this Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

         (a) If given to the Preferred Guarantee Trustee, at the Preferred Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Guarantee Trustee may give notice of to the Guarantor and the Holders of the Preferred Securities):
[__________________________________________] Attention: [____________________].

         (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Preferred Guarantee Trustee and the Holders of the Preferred Securities):
Kellogg Company, One Kellogg Square, P.O. Box 3599, Battle Creek, Michigan 49016-3599 Attention: General Counsel.

         (c) If given to any Holder of Preferred Securities, at the address set forth on the books and records of the Issuer.

All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         SECTION 10.4 Benefit. This Preferred Securities Guarantee is solely for the benefit of the Holders of the Preferred Securities and, subject to Section 3.1(a), is not transferable separately from the Preferred Securities.

         SECTION 10.5 Governing Law. THIS PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                    * * * * *

         IN WITNESS WHEREOF, this Preferred Securities Guarantee is executed as of the day and year first above written.



                                     KELLOGG COMPANY, as Guarantor
                                     By:
                                        -------------------------------------
                                     Name:
                                     Title:


                                     [_______________________], as
                                     Preferred Guarantee Trustee
                                     By:
                                        ------------------------------------
                                     Name:
                                     Title: